                                                                    Exhibit 4.04


                                                                  EXECUTION COPY
================================================================================

                                WARRANT AGREEMENT

                                   Dated as of

                                 March 12, 1998

                                     between

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK

                              as the Warrant Agent

                  ---------------------------------------------
                                  Warrants for
                               Ordinary Shares of
                  Nakornthai Strip Mill Public Company Limited
                  ---------------------------------------------

================================================================================

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----
ARTICLE 1 Definitions ......................................................   1
   SECTION 1.01.  Definitions ..............................................   1
   SECTION 1.02.  Other Definitions ........................................   4
   SECTION 1.03.  Rules of Construction ....................................   4


ARTICLE 2 Warrant Certificates .............................................   5
   SECTION 2.01.  Form and Dating ..........................................   5
   SECTION 2.02.  Legends ..................................................   5
   SECTION 2.03.  Execution and Countersignature ...........................   7
   SECTION 2.04.  Global Warrants ..........................................   7
   SECTION 2.05.  Separation of Warrants and Notes .........................   8
   SECTION 2.06.  Transfer and Exchange ....................................   8
   SECTION 2.07.  Replacement Certificates .................................   9
   SECTION 2.08.  Temporary Certificates ...................................   9
   SECTION 2.09.  Cancelation ..............................................  10
   SECTION 2.10.  Book-Entry Provisions for the Rule 144A ..................
                  Global Warrant, the IAI Global Warrant and the ...........
                  Regulation S Global Warrant ..............................  10
   SECTION 2.11.  Special Transfer Provisions ..............................  12

ARTICLE 3 Exercise Terms ...................................................  15
   SECTION 3.01.  Exercise Price ...........................................  14
   SECTION 3.02.  Exercise Periods .........................................  14
   SECTION 3.03.  Expiration ...............................................  14
   SECTION 3.04.  Manner of Exercise .......................................  15
   SECTION 3.05.  Issuance of Warrant Shares ...............................  15
   SECTION 3.06.  Fractional Warrant Shares ................................  16
   SECTION 3.07.  Reservation of Warrant Shares ............................  16
   SECTION 3.08.  Compliance with Law ......................................  17
   SECTION 3.09.  Foreign Shareholders .....................................  17

ARTICLE 4 Antidilution Provisions ..........................................  21
   SECTION 4.01.  Changes in Ordinary Shares ...............................  19
   SECTION 4.02.  Cash Dividends and Other Distributions ...................  20
   SECTION 4.03.  Rights Issue .............................................  21
   SECTION 4.04   Issuance of Ordinary Shares or Rights ....................  22
   SECTION 4.05.  Combination; Liquidation .................................  22
   SECTION 4.06.  Other Events .............................................  23
   SECTION 4.07.  Superseding Adjustment ...................................  24
   SECTION 4.08.  Minimum Adjustment .......................................  24
   SECTION 4.09.  Notice of Adjustment .....................................  25
   SECTION 4.10.  Notice of Certain Transactions ...........................  25
   SECTION 4.11.  Adjustment to Warrant Certificate ........................  26

ARTICLE 5 Registration Rights ..............................................  29
   SECTION 5.01.  Effectiveness of Registration Statement ..................  27
   SECTION 5.02.  Suspension ...............................................  28
   SECTION 5.03.  Blue Sky .................................................  29
   SECTION 5.04.  Accuracy of Disclosure ...................................  29
   SECTION 5.05.  Indemnification ..........................................  30
   SECTION 5.06.  Additional Acts ..........................................  34
   SECTION 5.07.  Expenses .................................................  34

ARTICLE 6 Warrant Agent ....................................................  37
   SECTION 6.01.  Appointment of Warrant Agent .............................  35
   SECTION 6.02.  Rights and Duties of Warrant Agent .......................  35
   SECTION 6.03.  Individual Rights of Warrant Agent .......................  36
   SECTION 6.04.  Warrant Agent's Disclaimer ...............................  36
   SECTION 6.05.  Compensation and Indemnity ...............................  37
   SECTION 6.06.  Successor Warrant Agent ..................................  37

ARTICLE 7 Miscellaneous ....................................................  42
   SECTION 7.01.  SEC Reports and Other Information ........................  39
   SECTION 7.02.  Persons Benefitting ......................................  39
   SECTION 7.03.  Rights of Holders ........................................  40
   SECTION 7.04.  Amendment ................................................  40
   SECTION 7.05.  Notices ..................................................  41
   SECTION 7.06.  Governing Law ............................................  41
   SECTION 7.07.  Successors ...............................................  41
   SECTION 7.08.  Multiple Originals .......................................  42
   SECTION 7.09.  Table of Contents ........................................  42
   SECTION 7.10.  Severability .............................................  42


EXHIBIT A      Form of Face of Warrant Certificate

EXHIBIT B      Form of Transfer Certificate re: Transfers of Interests in
               the IAI Global Warrant

EXHIBIT C      Form of Transfer Certificate re: Transfers to Non-U.S.
               Persons at Any Time

                  WARRANT AGREEMENT dated as of March 12, 1998 (this
            "Agreement"), between NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED, a company incorporated under the laws of Thailand (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, as Warrant Agent (the "Warrant Agent").

            The Company desires to issue the warrants (the "Warrants") described herein. The Warrants will initially entitle the holders thereof (the "Holders") to purchase in the aggregate 128,834,356 ordinary shares, par value 10 Baht per share, of the Company (the "Ordinary Shares") in connection with an offering (the "Units Offering") by NSM Steel (Delaware), Inc. and NSM Steel Company, Ltd. (the "Note Issuers") and the Company (collectively, the "Issuers") of 203,500 units (the "Units"). Each Unit will consist of (i) one 12 1/4% Senior Subordinated Mortgage Note Due 2008 of the Note Issuers in a principal amount at maturity of U.S. $1,000(collectively, the "Notes") and (ii) 633.09266 Warrants. Each Warrant will entitle the Holder to purchase one Ordinary Share, subject to adjustment as provided herein.

            The Warrants will not trade separately from the Notes until June 10, 1998, or such earlier date as Natwest Capital Markets Limited shall determine (the "Separation Date").

            The Company further desires the Warrant Agent to act on behalf of the Company in connection with the issuance of the Warrants as provided herein and the Warrant Agent is willing to so act.

            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Warrants:

                                    ARTICLE 1

                                   Definitions

            SECTION 1.01. Definitions.

            "Affiliate" of any Person means (i) any other

Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (ii) any other Person who is a director or executive officer (A) of such Person, (B) of any subsidiary of such Person or (C) of any Person described in clause (i) above. For purposes hereof,
(a) "control" of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and (b) beneficial ownership of 5% or more of the voting common equity (on a fully diluted basis) or warrants to purchase such equity (whether or not currently exercisable) of a Person shall be deemed to be in control of such Person; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Baht" means Thai Baht.

            "Board" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

            "Business Day" means each day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York and Thailand.

            "Combination" means an event in which the Company consolidates with, merges with or into, or sells all or substantially all of its assets to another Person.

            "Current Market Value" per Ordinary Share at any Trading Date means the average trading price for the Ordinary Shares on that date, or if no transaction takes place on such day, the average of the closing bid and offered prices on such day, in either case as reported by the Stock Exchange of Thailand on the foreign board.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exercise Date" means, for a given Warrant, the day on which such Warrant is exercised pursuant to Section 3.04.

            "Extraordinary Cash Dividend" means that portion, if any, of the aggregate amount of all dividends paid by the Company on its Ordinary Shares in any fiscal year that exceeds Baht 450 million.

            "Indenture" means the Indenture dated as of March 1, 1998, among the Issuers and the Trustee, with respect to the Notes, as it may be amended or supplemented from time to time. "Issue Date" means the date on which Warrants are initially issued.

            "Non-U.S. Person" means a Person outside the United States.

            "Note Depositary Agreement" means the Note Depositary Agreement dated March 1, 1998, among the Issuers and The Chase Manhattan Bank, as Book-Entry Depositary.

            "Officer" means the Chairman of the Board, the President or any Vice President of the Company.

            "Ordinary Shares" means ordinary shares of the Company with a nominal value of 10 baht or shares of any class or classes resulting from any subdivision, consolidation or reclassification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of liquidation or dissolution of the Company.

            "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "SEC" means the Securities and Exchange Commission, or any successor agency or body performing substantially similar functions.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Trading Date" means a date on which the Ordinary Shares trade publicly on the Stock Exchange of Thailand in Bangkok.

            "Trustee" means The Chase Manhattan Bank, or any successor trustee under the Indenture.

            "Warrant Certificates" mean the registered certificates (including without limitation, the global certificates) issued by the Company under this Agreement representing the Warrants.

            "Warrant Shares" mean the Ordinary Shares (and other securities) issuable upon the exercise of the Warrants.

            SECTION 1.02. Other Definitions.

                                                       Defined in
                        Term                             Section
                        ----                             -------
           "ADR"..................................     3.09(g)
           "Agent Members"........................     2.10
           "Agreement"............................     Recitals
           "Cash Amount"..........................     3.09(c)
           "Cashless Exercise"....................     3.04
           "Certificate Register".................     2.04
           "Common Shelf Registration
              Statement"..........................     5.01
           "Company"..............................     Recitals
           "Designated Purchaser..................     3.09(a)
           "Exercise Price".......................     3.01
           "Expiration Date"......................     3.02(b)
           "Foreign Ownership Percentage".........     3.09(b)
           "Global Warrants"......................     2.04
           "Holders"..............................     Recitals
           "IAI"..................................     2.11(b)
           "IAI Global Warrant"...................     2.04
           "Indemnified Parties"..................     5.05
           "Market Price".........................     3.09(b)
           "Note Issuers".........................     Recitals
           "Notes"................................     Recitals
           "QIB"..................................     2.04
           "Registrar"............................     3.07
           "Registration Statements"..............     5.01
           "Regulation S Global Warrant...........     2.04
           "Rule 144A Global Warrant..............     2.04
           "Separability Legend"..................     2.02(b)
           "Separation Date"......................     Recitals
           "SET"..................................     3.09(c)
           "Successor Company"....................     4.05(a)
           "Transfer Agent".......................     3.05

           "Units"................................     Recitals
           "Units Offering".......................     Recitals
           "Warrant Agent"........................     Recitals
           "Warrants".............................     Recitals
           "Warrant Shelf Registration
              Statement"..........................     5.01

            SECTION 1.03. Rules of Construction. Unless the text otherwise requires:

            (i) a defined term has the meaning assigned to it;

            (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

            (iii) "or" is not exclusive;

            (iv) "including" means including without limitation; and

            (v) words in the singular include the plural and words in the plural include the singular.

                                    ARTICLE 2

                              Warrant Certificates

            SECTION 2.01. Form and Dating. Each Warrant Certificate shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Agreement. The Warrant Certificates may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company) and shall bear the legends required by Section 2.02. Each Warrant Certificate shall be dated the date of its countersignature. The terms of the Warrant Certificate set forth in Exhibit A are part of the terms of this Agreement.

            SECTION 2.02. Legends. (a) Each Warrant Certificate shall bear the following legend:

            THE ORDINARY SHARES, PAR VALUE 10 BAHT PER SHARE, OF THE COMPANY FOR WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. ACCORDINGLY, NO HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE,
            (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE ORDINARY SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC, OR (ii) THE ISSUANCE OF SUCH SHARES IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

            (b) Each Warrant Certificate issued prior to the Separation Date shall bear the following legend (the "Separability Legend"):

            THE WARRANTS REPRESENTED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF ONE 12 1/4% SENIOR SUBORDINATED MORTGAGE NOTE DUE 2008 OF THE NOTE ISSUERS (COLLECTIVELY, THE "NOTES") AND 633.09266 WARRANTS. PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON JUNE 10, 1998 OR SUCH EARLIER DATE AS NATWEST CAPITAL MARKETS LIMITED MAY, IN ITS DISCRETION, DEEM APPROPRIATE, THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE NOTES.

            (c) Each Warrant Certificate, unless the Company otherwise instructs the Warrant Agent in writing, shall bear the following legend:

            "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD

      WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR
      (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE WARRANT AGENT) AND, IF REQUESTED BY THE WARRANT AGENT, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT AN INITIAL INVESTOR THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR, PURCHASING AS DESCRIBED IN CLAUSE (1)(B) ABOVE SHALL NOT BE PERMITTED TO TRANSFER THIS SECURITY TO AN INSTITUTIONAL ACCREDITED INVESTOR."

            SECTION 2.03. Execution and Countersignature. One or more Officers shall sign the Warrant Certificates for the Company by manual or facsimile signature. If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrant Certificate shall nevertheless be valid. A Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent manually countersigns the Warrant Certificate. Such authorized signature shall be conclusive evidence that the Warrant Certificate has been countersigned under this Agreement.

            The Warrant Agent shall initially countersign and deliver Warrant Certificates entitling the Holders thereof to purchase in the aggregate not more than 128,834,356 Warrant Shares upon a written order of the Company signed by one or more Officers of the Company.

            The Warrant Agent may appoint an agent reasonably acceptable to the Company to countersign the Warrant Certificates. Unless limited by the terms of such appointment, such agent may countersign Warrant Certificates whenever the Warrant Agent may do so. Each reference in this Agreement to countersignature by the Warrant Agent includes countersignature by such agent. Such agent will have the same rights as the Warrant Agent for service of notices and demands.

            SECTION 2.04. Global Warrants. Warrants offered and sold to a "qualified institutional buyer" ("QIB") in reliance on Rule 144A under the Securities Act shall be issued initially in the form of a single, permanent global Warrant Certificate in definitive, fully registered form, substantially in the form set forth in Exhibit A (the "Rule 144A Global Warrant"), deposited with the Warrant Agent, as custodian for the Depository, duly executed by the Company and countersigned by the Warrant Agent. The aggregate number of Warrants represented by the Rule 144A Global Warrant may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent, as custodian for the Depository, or its nominee, as hereinafter provided.

            Warrants offered and sold to institutional accredited investors shall be issued initially in the form of a single, permanent global Warrant Certificate in definitive, fully registered form, substantially in the form set forth in Exhibit A (the "IAI Global Warrant"), deposited with the Warrant Agent, as custodian for the Depository, duly executed by the Company and countersigned by the Warrant Agent. The aggregate number of Warrants represented by the IAI Global Warrant may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent, as custodian for the Depository, or its nominee, as hereinafter provided.

            Warrants offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single, permanent global Warrant Certificate in definitive, fully registered form, substantially in the form set forth in Exhibit A (the "Regulation S Global Warrant"), deposited with the Warrant Agent. The aggregate number of Warrants represented by the Regulation S Global Warrant may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent, as custodian for the Depository, as hereinafter provided. The Rule 144A Global Warrant and the Regulation S Global Warrant are sometimes collectively referred to herein as the "Global Warrants".

            SECTION 2.05. Separation of Warrants and Notes. (a) Prior to the Separation Date, no Warrant may be sold, assigned or otherwise transferred to any Person unless, simultaneously with such transfer, the Warrant Agent receives written confirmation from the Trustee for the Notes that the Holder thereof has requested a transfer of the related Notes to the same transferee.

            (b) On or after the Separation Date, the Holder of a Warrant Certificate containing a Separability Legend may surrender such Warrant Certificate accompanied by a written application to the Warrant Agent, duly executed by the Holder thereof, for a new Warrant Certificate or certificates not containing the Separability Legend.

            SECTION 2.06. Transfer and Exchange. The Warrant Certificates shall be issued in registered form only and shall be transferable only upon the surrender of such Warrant Certificate for registration of transfer. When a Warrant Certificate is presented to the Warrant Agent with a request to register a transfer, the Warrant Agent shall, subject to Section 2.11, register the transfer as requested if the reasonable requirements of the Warrant Agent and of
Section 8-401(1) of the Uniform Commercial Code as in effect in the State of New York are met; provided, however, that prior to the Separation Date the Warrant Agent shall not register a transfer of a Warrant Certificate and such transfer will be void and of no effect unless the Notes that are a part of the same Unit as the Warrants represented by the Warrant Certificate to be transferred are simultaneously transferred to the same transferee. To permit the registration of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign Warrant Certificates at the Warrant Agent's request. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrant Certificates surrendered upon such registration of transfer or exchange. No service charge will be made to a Holder for any registration of transfer or exchange upon surrender of any Warrant Certificate at the office of the Warrant Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates but not for any exchange or original issuance (not involving a transfer) pursuant to Section 2.08, 3.04 or 3.05.

            SECTION 2.07. Replacement Certificates. If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate claims that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign a replacement Warrant Certificate if the reasonable requirements of the Warrant Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Warrant Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss which either of them may suffer if a Warrant Certificate is replaced. The Company and the Warrant Agent may charge the Holder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate is an additional obligation of the Company.

            SECTION 2.08. Temporary Certificates. Until definitive Warrant Certificates are ready for delivery, the Company may prepare and the Warrant Agent shall countersign temporary Warrant Certificates. Temporary Warrant Certificates shall be substantially in the form of definitive Warrant Certificates but may have variations that the Company considers appropriate for temporary Warrant Certificates. Without unreasonable delay, the Company shall prepare and the Warrant Agent shall countersign definitive

Warrant Certificates and deliver them in exchange for temporary Warrant Certificates.

            SECTION 2.09. Cancelation. (a) In the event the Company shall purchase or otherwise acquire Warrant Certificates, the same shall thereupon be delivered to the Warrant Agent for cancelation.

            (b) The Warrant Agent and no one else shall cancel and destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Warrant Agent to deliver canceled Warrant Certificates to the Company. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they represent Warrants which have been exercised or Warrants which the Company has purchased or otherwise acquired.

            SECTION 2.10. Book-Entry Provisions for the Rule 144A Global Warrant, the IAI Global Warrant and the Regulation S Global Warrant. (a) The Rule 144A Global Warrant, the IAI Global Warrant and the Regulation S Global Warrant initially shall (i) be registered in the name of the Depository or the nominee of the Depository, (ii) be delivered by the Warrant Agent to the Depository or pursuant to the Depository's instructions or held by the Warrant Agent as custodian for the Depository and (iii) bear legends as set forth in
Section 2.02 hereof. Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Agreement with respect to the Rule 144A Global Warrant, the IAI Global Warrant or the Regulation S Global Warrant, as the case may be, held on their behalf by the Depository or by the Warrant Agent as its custodian, or under the Rule 144A Global Warrant, the IAI Global Warrant or the Regulation S Global Warrant, as the case may be, and the Depository may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Rule 144A Global Warrant, IAI Global Warrant or Regulation S Global Warrant, as the case may be, for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Rule 144A Global Warrant, IAI Global Warrant or Regulation S Global Warrant.

            (b) Transfers of the Rule 144A Global Warrant, the IAI Global Warrant and Regulation S Global Warrant shall be limited to transfers of such Rule 144A Global Warrant, IAI Global Warrant or Regulation S Global Warrant in whole, but not in part, to the Depository. Interests of beneficial owners in the Rule 144A Global Warrant, the IAI Global Warrant and the Regulation S Global Warrant may be transferred in accordance with the rules and procedures of the Depository and the provisions of Section 2.11 hereof. Certificated Warrants shall be transferred to all beneficial owners in exchange for their beneficial interests in the Rule 144A Global Warrant, the IAI Global Warrant or the Regulation S Global Warrant, if the Depository notifies the Company that it is unwilling or unable to continue as Depositary for the Rule 144A Global Warrant, the IAI Global Warrant or the Regulation S Global Warrant, as the case may be, or the Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days.

            (c) Any beneficial interest in one of the Global Warrants that is transferred to a Person who takes delivery in the form of an interest in the other Global Warrant will, upon transfer, cease to be an interest in such Global Warrant and become an interest in the other Global Warrant and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Warrant for as long as it remains such in interest.

            (d) In connection with the transfer of the entire Rule 144A Global Warrant, IAI Global Warrant or Regulation S Global Warrant to beneficial owners pursuant to paragraph (b) of this Section, the Rule 144A Global Warrant, the IAI Global Warrant or the Regulation S Global Warrant, as the case may be, shall be deemed to be surrendered to the Warrant Agent for cancelation, and the Company shall execute, and the Warrant Agent shall countersign and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Rule 144A Global Warrant, the IAI Global Warrant or the Regulation S Global Warrant, as the case may be, Certificated Warrants of authorized denominations representing, in the aggregate, the number of Warrants theretofore represented by the Rule 144A Global Warrant, the IAI Global Warrant or the Regulation S Global Warrant, as the case may be.

            (e) The registered holder of the Rule 144A Global Warrant, the IAI Global Warrant and the Regulation S Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Agreement or the Warrants.

            SECTION 2.11. Special Transfer Provisions. Unless and until a registration statement is declared effective by the SEC that includes all outstanding Warrants and Warrant Shares (as certified to the Warrant Agent by the Company) or an opinion of counsel reasonably acceptable to the Warrant Agent is delivered to the Warrant Agent to the effect that the transfer restriction provisions set forth in this Section 2.11 are no longer applicable to the Warrants, the following provisions shall apply:

            (a) Transfers to QIBs. With respect to the registration of any proposed transfer of Warrants to a QIB (excluding Non-U.S. Persons), the transfer of an interest in the Rule 144A Global Warrant may be effected only through the book-entry system maintained by the Depository.

            (b) Transfers of Interests in the IAI Global Warrant. If the holder of a beneficial interest in a Global Warrant wishes to transfer such interest to an institutional "accredited investor" within the meaning of Rule 501(a)(1),
(2), (3) or (7) under the Securities Act (an "IAI"), such transfer may be effected, subject to certain procedures, only upon receipt by the Depository of a certificate in substantially the form set forth in Exhibit B given by the transferor; provided, however, that an IAI that purchased Warrants from the Initial Purchasers (as defined in the Indenture) in the Units Offering cannot resell such initial interest in the Warrants to another IAI.

            (c) Transfers of Interest in the Regulation S Global Warrant or Certificated Warrants to U.S. Persons. With respect to any transfer of interests in the Regulation S Global Warrant or Certificated Warrants to U.S. Persons:

            (i) on or prior to the date that is 40 calendar days after the Issue Date, the Warrant Agent shall refuse to register such transfer; and

            (ii) after such date, the Warrant Agent shall register such transfer without requiring additional certification and shall deliver Warrant Certificates that do not bear the legend in Section 2.02(c).

            (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of Warrants to a Non-U.S.
Person:

            (i) the Warrant Agent shall register any proposed transfer of Warrants to a Non-U.S. Person only upon receipt of a certificate substantially in the form of Exhibit C from the proposed transferor.

            (ii) (x) If the proposed transferor is an Agent Member holding a beneficial interest in the Rule 144A Global Warrant or the IAI Global Warrant, upon receipt by the Warrant Agent of (A) the documents required by paragraph (i) and (B) instructions in accordance with the Depository's and the Warrant Agent's procedures, the Warrant Agent shall reflect on its books and records the date and a decrease in the number of Warrants represented by the Rule 144A Global Warrant or the IAI Global Warrant, as the case may be, to be transferred, and (y) if the proposed transferee is an Agent Member, upon receipt by the Warrant Agent of instructions given in accordance with the Depository's and the Warrant Agent's procedures, the Warrant Agent shall reflect on its books and records the date and an increase in the number of Warrants represented by the Regulation S Global Warrant in an amount equal to the number of Warrants represented by the Rule 144A Global Warrant of the IAI Global Warrant, as the case may be, to be transferred, and the Warrant Agent shall decrease the number of Warrants represented by the Rule 144A Global Warrant or the IAI Global Warrant, as the case may be.

            (e) General. By its acceptance of any Warrants represented by a Warrant Certificate bearing the legend in Section 2.02, each Holder of such Warrants acknowledges the restrictions on transfer of such Warrants set forth in this

Agreement and in the legend and agrees that it will transfer such Warrants only as provided in this Agreement. The Warrant Agent shall not register a transfer of any Warrants unless such transfer complies with the requirements of this
Section 2.11. In connection with any transfer of Warrants, each Holder agrees by its acceptance of Warrants to furnish the Warrant Agent or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided, however, that the Warrant Agent shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information. The Warrant Agent's only obligation to enforce the transfer restrictions of this Agreement shall be to require the certifications and opinions specifically required by this Section 2.11 as a condition to a transfer.

            (f) Records. The Warrant Agent shall retain in accordance with its customary procedures copies of all letters, notices and other written communications received pursuant to Section 2.10 hereof or this Section 2.11. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Warrant Agent.

                                    ARTICLE 3

                                 Exercise Terms

            SECTION 3.01. Exercise Price. Each Warrant shall initially entitle the Holder thereof, subject to adjustment pursuant to the terms of this Agreement, to purchase one Ordinary Shares for a per share exercise price (the "Exercise Price") of 10 Baht.

            SECTION 3.02. Exercise Periods. (a) Subject to the terms and conditions set forth herein, the Warrants shall be exercisable at any time or from time to time on or after March 12, 1999; provided, however, that Holders of Warrants will be able to exercise their Warrants only if (i) the Common Shelf Registration Statement relating to the Warrant Shares is effective, or (ii) the exercise of such

Warrants is exempt from the registration requirements of the Securities Act, and the Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such holders reside.

            (b) No Warrant shall be exercisable after February 1, 2008 (the "Expiration Date").

            SECTION 3.03. Expiration. Each Warrant shall, subject to the rights of Holders to receive cash payments pursuant to Section 3.09, terminate and become void as of the earlier of (i) the close of business on the Expiration Date or (ii) the date such Warrant is exercised. The Company shall give notice not less than 90 and not more than 120 days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the close of business on the Expiration Date; provided, however, that if the Company fails to give notice as provided in this
Section 3.03, the Warrants will nevertheless expire and become void on the Expiration Date.

            SECTION 3.04. Manner of Exercise. Warrants may be exercised upon (i) surrender to the Warrant Agent at the office of the Warrant Agent of the related Warrant Certificate, together with the form of election to purchase Ordinary Shares on the reverse thereof duly filled in and signed by the Holder thereof, and (ii) payment to the Company of the Exercise Price for each Warrant Share issuable upon the exercise of such Warrants then exercised. Such payment shall be made in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Subject to Section 3.02, the rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part and in the event that a Warrant Certificate is surrendered for exercise of less than all the Warrants represented by such Warrant Certificate at any time prior to the Expiration Date, a new Warrant Certificate representing the remaining Warrants shall be issued. The Warrant Agent shall countersign and deliver the required new Warrant Certificates, and the Company, at the Warrant Agent's request, shall supply the Warrant Agent with Warrant Certificates duly signed on behalf of the Company for such purpose.

            SECTION 3.05. Issuance of Warrant Shares. Subject to Section 2.07, upon the surrender of Warrant Certificates and payment of the per share Exercise Price, as set forth in Section 3.04, the Company shall issue and cause the Warrant Agent or, if appointed, a transfer agent for the Ordinary Shares ("Transfer Agent") to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same, together with cash as provided in Section 3.06 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price, as aforesaid; provided, however, that if, at such date, the transfer books for the Warrant Shares shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificates for such Warrant Shares; provided further, however, that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 calendar days.

            SECTION 3.06. Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants (or specified portions thereof). If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.06, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share, as determined on the day immediately preceding the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole cent.

            SECTION 3.07. Reservation of Warrant Shares. The Company shall at all times keep reserved out of its authorized shares a number of Ordinary Shares sufficient to provide for the exercise of all outstanding Warrants. The Transfer Agent shall at all times until the Expiration Date reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent. All Warrant Shares which may be issued upon exercise of Warrants shall, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof. The Company will supply such Transfer Agent with duly executed share certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 3.06. The Company will furnish to such Transfer Agent a copy of all notices of adjustments (and certificates related thereto) transmitted to each Holder.

            Before taking any action which would cause an adjustment pursuant to
Article 4 to reduce the Exercise Price below the then par value (if any) of the Ordinary Shares, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares at the Exercise Price as so adjusted.

            The Company covenants that all Ordinary Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights, free from all taxes and free from all liens, charges and security interests, created by or through the Company, with respect to the issue thereof.

            SECTION 3.08. Compliance with Law. Notwithstanding anything in this Agreement to the contrary, in no event shall a Holder be entitled to exercise a Warrant unless (i) the Company notifies the Warrant Agent in writing that a registration statement filed under the Securities Act in respect of the issuance of the Warrant Shares is then effective or (ii) in the opinion of counsel to the Company addressed to the Warrant Agent, the exercise of such Warrants is exempt from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the States or other jurisdictions in which such

Holder resides.

            SECTION 3.09. Foreign Shareholders. (a) A Holder of Warrants that requests that the Warrant Shares be issued in the name of a natural person who is not a citizen of Thailand or is a company the majority of whose share capital is owned by Persons who are not citizens of Thailand or is any other legal or natural person not entitled under prevailing Thai laws and regulations to acquire Ordinary Shares on the same basis as natural persons who are citizens of Thailand (together, "non-Thai persons") may, but need not, also designate a Person who is not a non-Thai person (the "Designated Purchaser") to whom some or all of the Holder's entitlement to Warrant Shares can be transferred (for such consideration as may be agreed between the transferor and the Designated Purchaser) and to whom the relevant Warrant Shares may be issued in the circumstances set out below.

            (b) The Company shall issue Warrant Shares issuable on exercise of a Warrant in the name of the Designated Purchaser except to the extent that as a result of such issuance more than 49 percent of the outstanding Ordinary Shares (or such other percentage of outstanding Ordinary Shares as the Company is from time to time permitted pursuant to Thai law to register in the name of non-Thai persons and whether higher or lower (such applicable percentage, the "Foreign Ownership Percentage")) would be held by non-Thai persons, in which event the Company shall issue the excess Warrant Shares in the name of the Designated Purchaser or, if no such Designated Purchaser is so designated, shall pay the Cash Amount (as defined below).

            (c) If the Company is unable (or reasonably believes that it is unable, in accordance with the conditions set forth in paragraph (b)) to issue or deliver any of the Warrant Shares issuable upon exercise of any Warrant and (unless a Designated Purchaser has been registered in the name of a non-Thai person in accordance with such conditions), it shall issue such Warrant Shares as it is so able to issue and register and shall, no later than the 45th Business Day after the relevant Exercise Date, pay to the relevant Holder of Warrants an amount (the "Cash Amount") equal to (i) the aggregate Market Price (as hereinafter defined) of the number of remaining Warrant Shares to which the holder of Warrants would have been entitled on the second trading day preceding the Exercise Date (converted into U.S. Dollars at the middle rate quoted by the Bank of Thailand for the purchase of U.S. Dollars with Baht on such date) less (ii) the per share Exercise Price multiplied by the number of such remaining Warrant Shares. If a Market Price based on the foreign board of the Stock Exchange of Thailand ("SET") is not available on that second trading day, the latest available Market Price based on the foreign board for the next three preceding trading days shall be taken, or if none is available the Market Price based on the domestic board of the SET on the second trading day preceding the Exercise Date shall be taken, failing which the Market Price shall be taken for the most recent trading day before then for which a Market Price is available. The Cash Amount shall be paid in accordance with instructions specified in writing to the Warrant Agent.

            The term "Market Price" for any trading day means the average transaction price for the Company's Ordinary Shares on that day, or, if no transaction takes place on such day, the average of the closing bid and offered prices on such day, in either case as reported by the SET on the foreign board or, as the case may be, the domestic board of the SET.

            (d) If with respect to any Exercise Date more than one Holder of Warrants has exercised its Warrants and the Company is not able to issue and deliver any Warrant Shares as provided above, the Company shall treat all such Holders of Warrants on a pro-rata basis to their respective entitlements and shall issue such Warrant Shares as it is able (rounded down, if necessary, to the nearest whole share) and pay the relevant Cash Amounts on a proportionate basis among such Holders of Warrants.

            (e) Notwithstanding the foregoing, the Company shall not pay the Cash Amount in accordance with the foregoing provisions (but shall instead issue the relevant Warrant Shares) if the Warrants may be converted into Warrant Shares which may be issued to a Person or entity for the benefit of non-Thai persons (provided that such benefit need not include voting rights), all in accordance with any relevant Thai law and the Articles of Association of the Company; provided that this paragraph shall not apply with respect to any Holder of Warrants which specifies in writing to the Warrant Agent that such Warrant Shares are not to be issued to such Person.

            (f) The Company hereby agrees that the Company shall not issue any Ordinary Shares or other equity interests (other than Warrant Shares pursuant to the exercise of Warrants) to any Holders if the Company is aware (taking into account its ability to access relevant information) that the effect of such issuance would be, assuming the immediate exercise of all then outstanding Warrants by non-Thai persons, to cause the Company to exceed the Foreign Ownership Percentage.

            (g) The Company hereby agrees that, in the event the Company establishes a facility for the deposit of Ordinary Shares and the issuance of American Depositary Receipts ("ADRs"), the Company shall, subject to applicable law, take all reasonable steps in connection with establishing such facility to provide for the deposit of Warrant Shares therein and shall take such action as is required pursuant to Section 7.04 to amend this Warrant Agreement to provide Holders of Warrants with the right, at their election, to exercise their Warrants for ADRs.

                                    ARTICLE 4

                             Antidilution Provisions

            SECTION 4.01. Changes in Ordinary Shares. In the event that at any time or from time to time the Company shall (i) pay a dividend or make a distribution on its Ordinary Shares in Ordinary Shares or other shares of its authorized share capital, (ii) subdivide or split its outstanding Ordinary Shares into a larger number of Ordinary Shares, (iii) combine its outstanding Ordinary Shares into a smaller number of Ordinary Shares or (iv) increase or decrease the number of Ordinary Shares outstanding by reclassification of its Ordinary Shares, then the number of Ordinary Shares issuable upon exercise of each Warrant immediately after the happening of such event shall be adjusted to a number determined by multiplying the number of Ordinary Shares that such Holder would have owned or have been entitled to receive upon exercise had such Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Ordinary Shares or other shares, immediately prior to the record date therefor) by a fraction, the numerator of which shall be the total number of Ordinary

Shares outstanding immediately after the happening of the events described above and the denominator of which shall be the total number of Ordinary Shares outstanding immediately prior to the happening of the events described above; and subject to Section 4.08, the Exercise Price for each Warrant shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such event by such fraction. An adjustment made pursuant to this Section 4.01 shall become effective immediately after the effective date of such event, retroactive to the record date therefor in the case of a dividend or distribution in Ordinary Shares or other shares of the Company's authorized share capital.

            SECTION 4.02. Cash Dividends and Other Distributions. In the event that at any time or from time to time the Company shall distribute to holders of Ordinary Shares (i) any dividend or other distribution of cash, evidences of its indebtedness, shares of its capital stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case, (w) the issuance of any rights under a shareholder rights plan, (x) any dividend or distribution described in Section 4.01, (y) any rights, options, warrants or securities described in Section 4.03 and (z) any cash dividends or other cash distributions from current or retained earnings other than Extraordinary Cash Dividends), then the number of Ordinary Shares purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of Ordinary Shares issuable upon the exercise of such Warrant immediately prior to the record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per Ordinary Share on the record date for such dividend or distribution and the denominator of which shall be such Current Market Value per Ordinary Share on the record date for such dividend or distribution less the sum of (x) the amount of cash, if any, distributed per Ordinary Share and (y) the fair value (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request) of the portion, if any, of the distribution applicable to one Ordinary Share consisting of evidences of indebtedness, shares, securities, other property, warrants, options or subscription or purchase rights; and subject to Section 4.08, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution. No adjustment shall be made pursuant to this Section 4.02 which shall have the effect of decreasing the number of Ordinary Shares issuable upon exercise of each Warrant or increasing the Exercise Price.

            SECTION 4.03. Rights Issue. In the event that at any time or from time to time the Company shall issue rights, options or warrants entitling the holders thereof to subscribe for Ordinary Shares, or securities convertible into or exchangeable or exercisable for Ordinary Shares to all holders of Ordinary Shares without any charge, entitling such holders to subscribe for or purchase Ordinary Shares at a price per share that is lower at the record date for such issuance than the then Current Market Value per Ordinary Share, the number of Ordinary Shares purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of Ordinary Shares theretofore issuable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of Ordinary Shares outstanding on the date of issuance of such rights, options, warrants or securities plus the number of additional Ordinary Shares offered for subscription or purchase or into or for which such securities that are issued are convertible, exchangeable or exercisable, and the denominator of which shall be the number of Ordinary Shares outstanding on the date of issuance of such rights, options, warrants or securities plus the total number of Ordinary Shares which the aggregate consideration expected to be received by the Company (assuming the exercise or conversion of all such rights, options, warrants or securities) would purchase at the then Current Market Value per Ordinary Share. Subject to Section 4.08, in the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction. Such adjustment shall be made immediately after such rights, options or warrants are issued and shall become effective, retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities. No adjustment shall be made pursuant to this Section 4.03 which shall have the effect of decreasing the number of Ordinary Shares purchasable upon exercise of each Warrant or of increasing the Exercise

Price.

            SECTION 4.04 Issuance of Ordinary Shares or Rights. In the event that at any time or from time to time the Company shall issue Ordinary Shares at a price per share at the record date of such issuance that is less than the then Current Market Value per Ordinary Share, the number of Ordinary Shares purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of Ordinary Shares theretofore issuable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of Ordinary Shares outstanding immediately after such sale or issuance plus the number of additional Ordinary Shares offered for subscription or purchase or into or for which such securities that are issued are convertible, exchangeable or exercisable, and the denominator of which shall be the number of Ordinary Shares outstanding immediately prior to such sale or issuance plus the total number of Ordinary Shares which the aggregate consideration expected to be received by the Company (assuming the exercise or conversion of all such rights, options, warrants or securities, if any) would purchase at the then Current Market Value per Ordinary Share; and subject to Section 4.08 the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction. Such adjustments shall be made whenever such rights, options or warrants or convertible securities are issued. No adjustment shall be made pursuant to this
Section 4.04 which shall have the effect of decreasing the number of Ordinary Shares issuable upon exercise of each warrant or of increasing the Exercise Price.

            SECTION 4.05. Combination; Liquidation. (a) Except as provided in
Section 4.05(b), in the event of a Combination, each Holder shall have the right to receive upon exercise of the Warrants the kind and amount of Ordinary Shares or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrant been exercised immediately prior to such event. Unless paragraph (b) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (the "Successor Company") in such Combination will enter into an agreement with the Warrant Agent confirming the Holders' rights pursuant to this Section 4.05(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. The provisions of this Section 4.05(a) shall similarly apply to successive Combinations involving any Successor Company.

            (b) In the event of (i) a Combination where consideration to the holders of Ordinary Shares in exchange for their shares is payable solely in cash or (ii) the dissolution, liquidation or winding-up of the Company, then the holders of the Warrants shall be entitled to receive, upon surrender of their Warrant Certificates, distributions on an equal basis with the holders of Ordinary Shares or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price.

            In case of any Combination described in this Section 4.05(b), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay to the holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Warrant Agent is required to deliver a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants.

            SECTION 4.06. Other Events. If any event occurs as to which the foregoing provisions of this Article 4 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of Ordinary Shares issuable upon exercise of any Warrant.

            SECTION 4.07. Superseding Adjustment. Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in adjustments pursuant to this Article 4, if any thereof shall not have been exercised, the number of Warrant Shares issuable upon the exercise of each Warrant shall be readjusted pursuant to the applicable section of Article 4 as if (A) the only Ordinary Shares issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the Ordinary Shares, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (B) Ordinary Shares actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided, however, that no such readjustment shall (except by reason of an intervening adjustment under Section 4.01) have the effect of decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant or increase the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

            SECTION 4.08. Minimum Adjustment. The adjustments required by the preceding Sections of this Article 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of Ordinary Shares issuable upon exercise of Warrants that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Exercise Price or the number of Ordinary Shares issuable upon exercise of Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article 4 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this
Article 4, fractional interests in Ordinary Shares shall be taken into account to the nearest one-hundredth of a share.

            SECTION 4.09. Notice of Adjustment. Whenever the

Exercise Price or the number of Ordinary Shares and other property, if any, issuable upon exercise of the Warrants is adjusted, as herein provided, the Company shall deliver to the Warrant Agent a certificate of a firm of independent accountants selected by the Board (who may be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Board determined the fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Current Market Value of the Ordinary Shares was determined, if either of such determinations were required), and specifying the Exercise Price and the number of Ordinary Shares issuable upon exercise of Warrants after giving effect to such adjustment. The Company shall promptly cause the Warrant Agent to mail a copy of such certificate to each Holder in accordance with Section 7.06. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of Ordinary Shares or other stock or property issuable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of any Ordinary Shares, evidences of indebtedness, warrants, options, or other securities or property.

            SECTION 4.10. Notice of Certain Transactions. In the event that the Company shall propose to (a) pay any dividend payable in securities of any class to the holders of its Ordinary Shares or to make any other non-cash dividend or distribution to the holders of its Ordinary Shares, (b) offer the holders of its Ordinary Shares rights to subscribe for or to purchase any securities convertible into Ordinary Shares or shares of any class or any other securities, rights or options, (c) issue any (i) Ordinary Shares, (ii) rights, options or warrants entitling the holders thereof to subscribe for Ordinary Shares, or
(iii) securities convertible into or exchangeable or exercisable for Ordinary Shares (in the case of (i),

(ii) and (iii), if such issuance or adjustment would result in an adjustment hereunder), (d) effect any capital reorganization, reclassification, consolidation or merger, (e) effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company or (f) make a tender offer or exchange offer with respect to the Ordinary Shares, the Company shall within 5 days send to the Warrant Agent and the Warrant Agent shall within 5 days send the Holders a notice (in such form as shall be furnished to the Warrant Agent by the Company) of such proposed action or offer. Such notice shall be mailed by the Warrant Agent to the Holders at their addresses as they appear in the Certificate Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Ordinary Shares, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Ordinary Shares and on the number and kind of any other shares and on other property, if any, and the number of shares of Ordinary Shares and other property, if any, issuable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment pursuant to Article 4 which will be required as a result of such action. Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (a) or
(b) above, at least 10 days prior to the record date for determining holders of the Ordinary Shares for purposes of such action or (y) in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Ordinary Shares, whichever shall be the earlier.

            SECTION 4.11. Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this
Article 4, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of Ordinary Shares issuable upon exercise of the Warrants as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                                    ARTICLE 5

                               Registration Rights

            SECTION 5.01. Effectiveness of Registration Statement. Subject to
Section 5.02, the Company shall cause to be filed pursuant to Rule 415 (or any successor provision) of the Securities Act not later than 90 days after the Issue Date, a shelf registration statement relating to the offer and sale of the Warrants by the Holders from time to time in accordance with the methods of distribution elected by such holders and set forth in such registration statement (the "Warrant Shelf Registration Statement"), and shall use its reasonable best efforts to cause the Warrant Shelf Registration Statement to be declared effective on or before 180 days after the Issue Date and a shelf registration statement covering the issuance of Warrant Shares to the Holders upon exercise of the Warrants by the Holders thereof (the "Common Shelf Registration Statement", and together with the Warrant Shelf Registration Statement, the "Registration Statements") and shall use its reasonable best efforts to cause the Common Shelf Registration Statement to be declared effective on or before 365 days after the Issue Date, and to cause each of the Registration Statements to remain effective until the earliest of (i) such time as all Warrants have been sold or exercised, as the case may be, (ii) the Expiration Date and (iii) in the case of the Warrant Shelf Registration Statement, until all Warrants can be sold without restriction under the Securities Act. In connection with any Registration Statement, (i) the Company shall furnish to the Warrant Agent, prior to the filing with the Commission, a copy of any Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the prospectus included therein and shall use its reasonable best efforts to reflect in each such document, when filed with the Commission, such comments as the Warrant Agent may reasonably propose,
(ii) the Company shall furnish to each Holder, without charge, at least one copy of any Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those incorporated by reference), (iii) the Company shall, for so long as any Registration Statement is effective, deliver to each Holder, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request, and the Company consents to the proper use of the prospectus therein and any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Warrants or the Warrant Shares, as the case may be, covered by such prospectus and any amendment or supplement thereto, (iv) the Company may require each Holder of Warrants to be sold pursuant to the Warrant Shelf Registration Statement or to be exercised in connection with the Common Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Warrants or Warrant Shares as the Company may from time to time reasonably request for inclusion in such Registration Statement, (v) the Company shall, if requested, promptly incorporate in a prospectus supplement or post-effective amendment to such Registration Statement such information as a majority in interest of the Holders reasonably agree should be included therein and shall make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment, (vi) the Company shall enter into such agreements (including underwriting agreements) as are appropriate, customary and reasonably necessary in connection with any such Registration Statement and (vii) the Company shall (A) make available all material customary for reasonable due diligence examinations in connection with such Registration Statements, (B) make such representations and warranties to the Holders of Warrants and the underwriters, if any, as are customary and reasonable in connection with such Registration Statements, (C) obtain such opinions of counsel to the Company addressed to and reasonably satisfactory to the Holders as are customary and reasonable in connection with such Registration Statements and (D) obtain such "comfort" letters and updates thereof from the independent certified public accountants of the Company addressed to the Holders as are customary and reasonable in connection with such Registration Statements. The Company will furnish the Warrant Agent with current prospectuses meeting the requirements of the Securities Act in sufficient quantity to permit the Warrant Agent to deliver, at the Company's expense, a prospectus to each Holder of a Warrant upon the exercise thereof. The Company shall promptly inform the Warrant

Agent in writing of any change in the status of the effectiveness or availability of any Registration Statement.

            SECTION 5.02. Suspension. During any consecutive 365-day period, the Company shall be entitled to suspend the availability of each of the Warrant Shelf Registration Statement and the Common Shelf Registration Statement for up to two 45 consecutive-day periods (except during the 45 consecutive-day period immediately prior to the Expiration Date) if the Company's Board determines in the exercise of its reasonable judgment that there is a valid business purpose for such suspension and provides written notice that such determination was made by the Company's board and of the suspension of such Registration Statement to the Warrant Agent and the Holders of the Warrants; provided, however, that in no event shall the Company be required to disclose the business purpose for such suspension if the Company determines in good faith that such business purpose must remain confidential.

            SECTION 5.03. Blue Sky. The Company shall use its reasonable best efforts to register or qualify the Warrants and the Warrant Shares under all applicable securities laws, blue sky laws or similar laws of all jurisdictions in the United States and Canada in which any Holder of Warrants may or may be deemed to purchase Warrants or Warrant Shares upon the exercise of Warrants and shall use its reasonable best efforts to maintain such registration or qualification through the earliest of (i) such time as all Warrants have been exercised, (ii) the Expiration Date and (iii) in the case of the Warrant Shelf Registration Statement, until all Warrants can be sold without restriction under the Securities Act; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.03 or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

            SECTION 5.04. Accuracy of Disclosure. The Company represents and warrants to each Holder and agrees for the benefit of each Holder that (i) each of the Warrant Shelf Registration Statement and the Common Shelf Registration Statement and any amendment thereto will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; and (ii) each of the prospectus furnished to such Holder for delivery in connection with the sale of Warrants and the prospectus delivered to such Holder upon the exercise of Warrants and the documents incorporated by reference therein will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall have no liability under clauses (i) or (ii) of this Section 5.04 with respect to any such untrue statement or omission made in any Registration Statement in reliance upon and in conformity with information furnished to the Company by or on behalf of the Holders specifically for inclusion therein.

            SECTION 5.05. Indemnification. (a) In connection with any Registration Statement, the Company agrees to indemnify and hold harmless each Holder of the Warrants and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder and such controlling persons being referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including but not limited to any losses, claims, damages, liabilities or actions relating to purchases and sales of the Warrants or the Warrant Shares) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or prospectus or in any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or any preliminary or final prospectus or in any amendment or supplement thereto in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein, (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any prospectus relating to such Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Person as to which there is a prospectus delivery requirement (a "Delivering Seller") that sold the Securities to the Person asserting any such losses, claims, damages or liabilities to the extent that any such loss, claim, damage or liability of such Delivering Seller results from the fact that there was not sent or given to such Person, on or prior to the written confirmation of such sale, a copy of the relevant prospectus, as amended and supplemented, provided that (I) the Company shall have previously furnished copies thereof to such Delivering Seller in accordance with this Agreement and (II) such furnished prospectus, as amended and supplemented, would have corrected any such untrue statement or omission or alleged untrue statement or omission, and (iii) this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, selling brokers, dealer-managers and similar securities industry professionals participating in the distribution (in each case as described in such Registration Statement), their officers and directors and each Person who controls such Persons within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

            (b) In connection with any Registration Statement, each Holder of the Warrants, severally and not jointly, will indemnify and hold harmless the Company and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or preliminary or final prospectus or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

            (c) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above, except to the extent that it is prejudiced or harmed in any material respect by failure to give such prompt notice. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with one counsel (and local counsel as necessary) reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indem-nifying party shall, without the prior written consent of the indemnified party, not to be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. No indemnifying party shall be liable for any amounts paid in settlement of any action or claim without its written consent, which consent shall not be unreasonably withheld.

            (d) If the indemnification provided for in this section is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above for any reason other than as provided in subsection
(c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified person, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 5(d), the Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Warrants pursuant to the Warrant Shelf Registration Statement or the Warrant Shares pursuant to the Common Shelf Registration Statement exceeds the amount of damages which such Holders would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each officer, director, employee, representative and agent of an indemnified party and each Person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party, and each officer, director, employee, representative and agent of the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

            (e) The agreements contained in this section shall survive the sale of the Warrants pursuant to the Warrant Shelf Registration Statement and the sale of the Warrant Shares pursuant to the Common Shelf Registration Statement, as the case may be, and shall remain in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of any indemnified party.

            SECTION 5.06. Additional Acts. If the sale of Warrants or the issuance or sale of any Ordinary Shares or other securities issuable upon the exercise of the Warrants requires registration or approval of any governmental authority (other than the registration requirements under the Securities Act), or the taking of any other action under the laws of the United States of America or any political subdivision thereof before such securities may be validly offered or sold in compliance with such laws, then the Company covenants that it will, in good faith and as expeditiously as reasonably possible, endeavor to secure and maintain such registration or approval or to take such other action, as the case may be. In that connection, the Company represents that the Warrants have been issued by the Company in reliance on a private placement exemption according to which sales to certain qualified institution investors provide an exemption from the requirement to file a registration statement with the Securities and Exchange Commission of Thailand. The Company covenants that, in the event the Company loses its eligibility for such private placement exemption, it will, in good faith and as expeditiously as reasonably possible, endeavor to file such a registration statement with the Securities and Exchange Commission of Thailand.

            SECTION 5.07. Expenses. All expenses incident to the Company's performance of or compliance with its obligations under this Article 5 will be borne by the Company, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all reasonable fees and expenses incurred in connection with compliance with state securities or blue sky laws, (iii) all expenses of any Persons incurred by or on behalf of the Company in preparing or assisting in preparing, printing and distributing the Warrant Shelf Registration Statement, the Common Shelf Registration Statement or any other registration statement, prospectus, any amendments or supplements thereto and other documents relating to the performance of and compliance with this Article 5, (iv) the fees and disbursements of the Warrant Agent, (v) the fees and disbursements of counsel for the Company and the Warrant Agent and (vi) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or comfort letters required by or incident to such performance and compliance.

                                    ARTICLE 6

                                  Warrant Agent

            SECTION 6.01. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the provisions of this Agreement and the Warrant Agent hereby accepts such appointment.

            SECTION 6.02. Rights and Duties of Warrant Agent.
(a) Agent for the Company. In acting under this Warrant

Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the Holders of Warrant Certificates or beneficial owners of Warrants.

            (b) Counsel. The Warrant Agent may consult with counsel satisfactory to it (who may be counsel to the Company), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

            (c) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

            (d) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates, and no implied duties or obligations of the Warrant Agent shall be read into this Agreement or the Warrant Certificates. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

            (e) Not Responsible for Adjustments or Validity of Shares. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of Ordinary Shares issuable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made or with respect to the method employed or provided to be employed herein or in any supplemental agreement in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any Warrant, any Ordinary Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article 4, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Ordinary Shares or share certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Article 4, or to comply with any of the covenants of the Company contained in this Agreement or the Warrants.

            SECTION 6.03. Individual Rights of Warrant Agent. The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its affiliates or become pecuniarily interested in transactions in which the Company or its affiliates may be interested, or contract with or lend money to the Company or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

            SECTION 6.04. Warrant Agent's Disclaimer. The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon.

            SECTION 6.05. Compensation and Indemnity. The Company and the Warrant Agent have entered into an agreement pursuant to which the Company agrees to pay the Warrant Agent from time to time reasonable compensation for its services and to reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the

Warrant Agent's agents and counsel. The Company shall indemnify the Warrant Agent against any loss, liability or expense (including agents' and attorneys' fees and expenses) incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or performance of its duties under this Agreement. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through wilful misconduct, negligence or bad faith. The Company's payment obligations pursuant to this Section 6.05 shall survive the resignation or removal of the Warrant Agent or the termination of this Agreement.

            To secure the Company's payment obligations under this Agreement, the Warrant Agent shall have a lien prior to the Holders on all money or property held or collected by the Warrant Agent.

            SECTION 6.06. Successor Warrant Agent. (a) The Company to Provide Warrant Agent. The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

            (b) Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 60 days after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than 60 days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section 6.06 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent.

            (c) The Company to Appoint Successor. In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law, or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law, or a decree order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be the Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent hereunder, such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent's notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

            (d) Successor To Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

            (e) Successor by Merger. Any corporation into which the Warrant Agent hereunder may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                    ARTICLE 7

                                  Miscellaneous

            SECTION 7.01. SEC Reports and Other Information. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and thereupon provide the Warrant Agent and Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

            SECTION 7.02. Persons Benefitting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or any part hereof.

            SECTION 7.03. Rights of Holders. Except as otherwise required by law, Holders of unexercised Warrants are not entitled to (i) receive dividends or other distributions, (ii) receive notice of or vote at any meeting of the shareholders, (iii) consent to any action of the shareholders, (iv) receive notice as shareholders of any other proceedings of the Company, (v) exercise any preemptive rights or (vi) exercise any other rights whatsoever as shareholders of the Company.

            SECTION 7.04. Amendment. This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable (including without limitation any addition or modification to provide for compliance with the transfer restrictions set forth herein) or to provide holders of Warrants the right to exercise their Warrants for ADRs; provided, however, that such action shall not adversely affect the rights of any of the Holders. Any amendment or supplement to this Agreement that has an adverse effect on the interests of the Holders shall require the written consent of the Holders of a majority of the then outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares issuable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein). In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Warrants which the Warrant Agent knows are so owned shall be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.

            SECTION 7.05. Notices. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:

                     if to the Company:

                     Nakornthai Strip Mill Public Company Limited
                     Chonburi Industrial Estate (Bowin)
                     358 M006, Highway 331, Sriarcha

                     Chonburi 20230 Thailand
                     Attention:  John W. Schultes

                     with a copy to:

                     White & Case L.L.P.
                     1155 Avenue of the Americas
                     New York, NY 10036
                     Attention:  Timothy Goodell, Esq.

                     if to the Warrant Agent:

                     United States Trust Company of New York
                     114 West 47th Street
                     New York, New York 10036

                     Attention:  Corporate Trust Department

            The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the Certificate Register and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 7.06. Governing Law. The laws of the State of New York shall govern this Agreement and the Warrant Certificates.

            SECTION 7.07. Successors. All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

            SECTION 7.08. Multiple Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement.

            SECTION 7.09. Table of Contents. The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            SECTION 7.10. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                              NAKORNTHAI STRIP MILL
                              PUBLIC COMPANY LIMITED,

                              by : /s/ John W. Shultes
                              Title: President/CEO

                              UNITED STATES TRUST COMPANY OF
                              NEW YORK, as Warrant Agent,

                              by : /s/ James Nesci
                              Title:  Assistant Vice President

                                                                       EXHIBIT A

                      [FORM OF FACE OF WARRANT CERTIFICATE]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF 12 1/4% SENIOR SUBORDINATED MORTGAGE NOTES DUE 2008 OF THE NOTE ISSUERS (THE "NOTES") AND 633.09266 WARRANTS. PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON JUNE 10, 1998 OR SUCH EARLIER DATE AS NATWEST CAPITAL MARKETS LIMITED MAY, IN ITS DISCRETION, DEEM APPROPRIATE, THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE NOTES.

THE ORDINARY SHARES, PAR VALUE 10 BAHT PER SHARE, OF THE COMPANY FOR WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. ACCORDINGLY, NO HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE ORDINARY SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC, OR (ii) THE ISSUANCE OF SUCH SHARES IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

            [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR WARRANTS IN DEFINITIVE FORM, THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. THE DEPOSITORY TRUST COMPANY ("DTC") (55 WATER STREET, NEW YORK, NEW
YORK) SHALL ACT AS THE DEPOSITORY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE WARRANT AGENT. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS

REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE WARRANT AGENT) AND IF REQUESTED BY THE WARRANT AGENT, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT AN INITIAL INVESTOR
-------------------------------
1. To be included only if the Warrant is in global form.

THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR, PURCHASING AS DESCRIBED IN CLAUSE
(1)(B) ABOVE SHALL NOT BE PERMITTED TO TRANSFER THIS SECURITY TO AN INSTITUTIONAL ACCREDITED INVESTOR.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No. [ ]                                           Certificate for       Warrants
                                                                 -------

                     WARRANTS TO PURCHASE ORDINARY SHARES OF
                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

            THIS CERTIFIES THAT [                  ], or its registered assigns,
is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Nakornthai Strip Mill Public Company Limited, a company incorporated under the laws of Thailand (the "Company"), one ordinary share, par value 10 Baht per share, of the Company (the "Ordinary Shares") at the per share exercise price of 10 Baht (the "Exercise Price"). This Warrant Certificate shall terminate and become void as of the close of business on February 1, 2008 (the "Expiration Date") or upon the exercise hereof as to all the Ordinary Shares subject hereto. The number of shares issuable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

            This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of March 12, 1998 (the "Warrant Agreement"), between the Company and United States Trust Company of New York (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant

Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent at United States Trust Company of New York, 114 West 47th Street, New York, New York 10036, attention of Corporate Trust Department.

            Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part by presentation of this Warrant Certificate to the Warrant Agent with the Election to Purchase attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Company.

            As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time on or after March 12, 1999; provided, however, that Holders of Warrants will be able to exercise their Warrants only if a Common Shelf Registration Statement relating to the Ordinary Shares underlying the Warrant is effective or the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933 and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside; provided further, however, that no Warrant shall be exercisable after February 1, 2008.

            In the event the Company enters into a Combination, the Holder hereof will be entitled to receive upon exercise of the Warrants the kind and amount of shares or other securities or other property of such surviving entity as the Holder would have been entitled to receive upon or as a result of the combination had the Holder exercised its Warrants immediately prior to such Combination; provided, however, that in the event that, in connection with such Combination, consideration to holders of Ordinary Shares in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of the Company, the Holder hereof will be entitled to receive such cash distributions as the

Holder would have received had the Holder exercised its Warrants immediately prior to such Combination, less the Exercise Price.

            As provided in the Warrant Agreement, the number of Ordinary Shares issuable upon the exercise of the Warrants and the Exercise Price are subject to adjustment upon the happening of certain events.

            The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 2.06 of the Warrant Agreement, but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the Warrant Shares.

            Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate representing those Warrants which were not exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share on the day immediately preceding the date the Warrant is exercised, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant.

            All Ordinary Shares issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

            The Holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

            The Warrants do not entitle any Holder hereof to any of the rights of a shareholder of the Company.

            This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

                            NAKORNTHAI STRIP MILL
                            PUBLIC COMPANY LIMITED,


                            by
                              -------------------------------


Attest:
       -------------------------------
                Secretary

DATED:

Countersigned:

UNITED STATES TRUST COMPANY OF NEW YORK
as Warrant Agent,

by

            Authorized Signatory

                  FORM OF ELECTION TO PURCHASE ORDINARY SHARES
                 (to be executed only upon exercise of Warrants)

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

      The undersigned hereby irrevocably elects to exercise [                 ]
Warrants at an exercise price per Warrant (subject to adjustment) of 10 Baht to
acquire [                  ] Ordinary Shares, par value 10 Baht per share, of
Nakornthai Strip Mill Public Company Limited on the terms and conditions specified within the Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to Nakornthai Strip Mill Public Company Limited and directs that the Ordinary Shares deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date:                , 19
      --------------     --
                                                                       2
                                     ----------------------------------
                                     (Signature of Owner)


                                     ----------------------------------
                                     (Street Address)


                                     ----------------------------------
                                     (City)    (State)   (Zip Code)


------------------------

2. The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

                                     ----------------------------------
                                     Signature Guaranteed by:

Securities and/or check to be issued to:

Please insert social security or identifying number:

           Name:

           Street Address:

           City, State and Zip Code:

Any unexercised Warrants represented by the Warrant Certificate to be issued to:

           Please insert social security or identifying number:

           Name:

           Street Address:

           City, State and Zip Code:

                                                                       EXHIBIT B

FORM OF TRANSFER CERTIFICATE
                     (Transfers pursuant to Section 2.11(b)
                            of the Warrant Agreement)

United States Trust Company of New York
114 West 47th Street
New York, New York 10036

Attention: Corporate Trust Department

            Re: Warrants (the "Warrants") for Ordinary Shares of Nakornthai Strip Mill Public Company Limited (the "Company")

            Reference is hereby made to the Warrant Agreement dated as of March 12, 1998 (the "Warrant Agreement"), between the Company and United States Trust Company of New York, as Warrant Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            This letter relates to _______ Warrants which are evidenced by the IAI Global Warrant (CUSIP No. ) and held by you on behalf of The Depository Trust Company who in turn is holding an interest therein on behalf of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Warrants to another Person.

            In connection with such request and in respect of such Warrants, as the Beneficial Owner we acknowledge (or if we are acting for the account of another Person, such Person has confirmed to us in writing that it acknowledges) that the Warrants have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). We certify that we are (or it is) the beneficial owner of the Warrants and that we are (or it is) a "qualified institutional buyer": (as defined in Rule 144A under the Securities Act) acting for our own account or for the account of one or more qualified institutional buyers, and, accordingly, we agree (or if we were acting for the account of one or more qualified institutional buyers, each such qualified institutional buyer [an Institutional Accredited Investor acting for our own account or on the account of an Institutional Accredited Investor, have (or it has) furnished the Depositary a signed letter substantially in the form set forth in Annex A hereto, and accordingly, we agree (or if we are acting on behalf of an Institutional Accredited Investor, such Institutional Accredited Investor]*** has confirmed to us that it agrees) that we (or it) will not offer, sell, pledge or otherwise transfer the Warrants except in accordance with the legends set forth in the Warrants which limit sales, among other things, (i) (A) to a Person whom we and anyone acting on our behalf reasonably believe (or it and anyone acting on its behalf reasonably believes) is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (B) pursuant to the exemption from registration under the Act provided by Rule 144 (if available) or (C) to an Institutional Accredited Investor purchasing for its own account or for the account of an Institutional Accredited Investor, that delivers a letter to the Depositary in the form required by the Indenture, in each case in accordance with any applicable securities laws of the states of the United States or (ii) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S, in each case subject to the requirements of the Indenture.

            This certificate and the statements contained herein are made for the benefit of the Company and the Initial Purchasers.

Dated:

                                        [Insert Name of Transferor]


                                        By:
                                          ---------------------------------
                                            Name:
                                            Title:

                        (If the transferor is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such transferor must be stated.)

                                                                         ANNEX A
                                                                              to
                                                                       EXHIBIT B

                           ACCREDITED INVESTOR LETTER

Ladies and Gentlemen:

            In connection with our proposed purchase of 12% Senior Mortgage Notes Due 2006 (the "Senior Notes") of NSM Steel (Delaware), Inc., a Delaware corporation, and NSM Steel Company, Ltd., a Cayman Islands company, as co-issuers (the "Note Issuers") and 203,500 Units (the "Units"), each consisting of one 12 1/4% Senior Subordinated Mortgage Note Due 2008 (the "Senior Subordinated Note") of the Note Issuers and 633.09266 warrants (collectively, the "Warrants") to purchase one ordinary share, par value 10 Baht per share (collectively, the "Ordinary Shares") of Nakornthai Strip Mill Public Company Limited (the "Company"), all as described in the Offering Memorandum relating to the offerings, we confirm that:

      1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated March 2, 1998, relating to the Senior Notes, Units, Senior Subordinated Notes and Warrants (collectively, the "Securities") and such other information as we deem necessary in order to make an investment decision with respect thereto. We acknowledge that we have read and agreed to the matters stated on pages 1, 2 and 3 of the Offering Memorandum and in the section entitled "Transfer Restrictions" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

      2. We understand that any subsequent transfer of the

Securities is subject to certain restrictions and conditions set forth in the Indentures relating to the Notes and the Senior Subordinated Mortgage Notes (collectively, the "Notes") and the Warrant Agreement (as described in the Offering Memorandum) and we agree to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

      3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we or they Should sell or otherwise transfer any Securities prior to the date which is two years after the original issuance of the Securities, we will do so in accordance with the provisions of any applicable state securities ("blue sky") laws and only (i) to the Note Issuers, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a United States broker-dealer) to the Trustee (as defined in the Indentures relating to the Notes) or the Warrant Agent (as defined in the Warrant Agreement relating to the Warrants), a signed letter containing certain representations and agreements relating to the restrictions on transfer of' the Securities (the form of which letter can be obtained from the Trustee or the Warrant Agent) and, if such transfer is in respect of an aggregate principal amount of Securities of less than U.S.$250,000, an opinion of counsel acceptable to the Note Issuers that such transfer is in compliance with the registration requirements of the Securities Act, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

      4. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

      5. We understand that, on any proposed resale or other transfer of any Securities, we will be required to furnish to the Trustee and the Note Issuers such certification, legal opinions and other information as the Trustee and the
Note Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

      6. We are an institutional "accredited investor" (as defined in Rule 501
(a)(1), (a)(2), (a)(3) or (a)(7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

      7. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor" or "qualified institutional buyer") as to each of which we exercise sole investment discretion.

      You, the Note Issuers, the Trustee and the Warrant Agent are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                     Very truly yours,


                                    By
                                      ----------------------------------
                                      Name:

                                                                       EXHIBIT C

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                      REGISTRATION OF TRANSFER OF WARRANTS

Re: Warrants to Purchase Ordinary Shares (the "Warrants") of Nakornthai Strip Mill Public Company Limited (the "Company")

            This Certificate relates to          Warrants held in definitive
form by _______________ (the "Transferor").

            The Transferor has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants. In connection with such request and in respect of each such Warrant, the Transferor does hereby certify that the Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and that the transfer of this Warrant does not require registration under the Securities Act of 1933 (the "Securities Act") because 3/:

      |_| Such Warrant is being acquired for the Transferor's own account without transfer.

      |_|   Such Warrant is being transferred to the Company.

      |_| Such Warrant is being transferred pursuant to an effective registration statement pursuant to the Securities Act.

      |_| Such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

      |_| Such Warrant is being transferred pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act.

      |_| Such Warrant is being transferred in a transaction meeting the requirements of Rule 144 under the Securities Act.

            If such transfer is being made pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act, the Transferor further certifies that:

                  (i) the offer of the Warrants was not made to a Person in the
            United States;

                  (ii) at the time the buy order was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States;

                  (iii) no directed selling efforts have been made by us in the
            United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, as


-------------------------
 3 / Please check applicable box.
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

applicable;

                  (iv) the transaction is not part of a plan or scheme by us to evade the registration requirements of the Securities Act; and

                  (v) if applicable, the transfer has been made in accordance with Rule 903(c)(3) or Rule 904(c)(1), as the case may be. Terms used in this paragraph have the meanings set forth in Regulation S.


                                                                     ,
                                           --------------------------
                                           [INSERT NAME OF TRANSFEROR]

                                        by
Date:
     ---------------------------          --------------------------------